                                                                     Exhibit 1.1


                                17,000,000 Shares

                            Nu Skin Enterprises, Inc.

                              Class A Common Stock


                             Underwriting Agreement

                                  July __, 2002

                                Table of Contents

Section 1. Representations and Warranties. ......................................................   2
        A. Representations and Warranties of the Company ........................................   2
(a) Compliance with Registration Requirements ...................................................   2
(b) Incorporated Documents ......................................................................   3
(c) Independent Accountants .....................................................................   3
(d) Financial Statements ........................................................................   3
(e) No Material Adverse Change ..................................................................   3
(f) Good Standing of the Company ................................................................   4
(g) Good Standing of Subsidiaries ...............................................................   4
(h) Capitalization ..............................................................................   4
(i) Authorization of Agreement ..................................................................   4
(j) Authorization and Description of Securities .................................................   4
(k) Absence of Defaults and Conflicts ...........................................................   4
(l) Absence of Labor Dispute ....................................................................   5
(m) Absence of Proceedings ......................................................................   5
(n) Accuracy of Exhibits ........................................................................   5
(o) Possession of Intellectual Property .........................................................   5
(p) Absence of Further Requirements .............................................................   6
(q) Possession of Licenses and Permits ..........................................................   6
(r) Title to Property ...........................................................................   6
(s) Environmental Laws ..........................................................................   6
(t) Registration Rights .........................................................................   7
(u) Certain Transactions ........................................................................   7
(v) Company's Accounting System .................................................................   7
        B. Representations and Warranties of the Selling Stockholders ...........................   7
(a) Accurate Disclosure .........................................................................   7
(b) Authorization of Agreements .................................................................   8
(c) Valid Title .................................................................................   8
(d) Due Execution of Power of Attorney and Custody Agreement ....................................   8
(e) Absence of Manipulation .....................................................................   9
(f) Absence of Further Requirements .............................................................   9
(g) Certificates Suitable for Transfer ..........................................................   9
(h) No Association with NASD ....................................................................   9
        C. Officer's Certificate ................................................................   9
Section 2. Purchase, Sale and Delivery of the Common Shares. ....................................   9
(a) The Firm Common Shares ......................................................................   9
(b) The First Closing Date ......................................................................   9
(c) The Optional Common Shares; the Second Closing Date .........................................  10
(d) Public Offering of the Common Shares ........................................................  10
(e) Payment for the Common Shares ...............................................................  11
(f) Delivery of the Common Shares ...............................................................  11
(g) Delivery of Prospectus to the Underwriters ..................................................  11
Section 3. Additional Covenants. ................................................................  11
        A. Covenants of the Company .............................................................  11
(a) Representatives' Review of Proposed Amendments and Supplements ..............................  12
(b) Securities Act Compliance ...................................................................  12
(c) Amendments and Supplements to the Prospectus and Other Securities Act Matters ...............  12
(d) Copies of any Amendments and Supplements to the Prospectus ..................................  12
(e) Blue Sky Compliance .........................................................................  12

(f) Transfer Agent ...................................................................................  13
(g) Earnings Statement ...............................................................................  13
(h) Periodic Reporting Obligations ...................................................................  13
(i) Company to Provide Interim Financial Statements ..................................................  13
(j) Exchange Act Compliance ..........................................................................  13
(k) Agreement Not to Offer or Sell Additional Securities .............................................  13
(l) Future Reports to the Representative .............................................................  13
        B. Covenants of the Selling Stockholders .....................................................  14
(a) Delivery of Forms W-8 and W-9 ....................................................................  14
Section 4. Payment of Expenses .......................................................................  14
Section 5. Conditions of the Obligations of the Underwriters .........................................  15
(a) Accountants' Comfort Letter ......................................................................  15
(b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD ............................................................................................  15
(c) No Material Adverse Change .......................................................................  16
(d) Opinion of Counsel for the Company ...............................................................  16
(e) Opinion of General Counsel of  the Company .......................................................  16
(f) Opinion of Counsel for the Underwriters ..........................................................  16
(g) Opinion of Japanese Counsel for the Company ......................................................  16
(h) Officers' Certificate ............................................................................  16
(i) Bring-down Comfort Letter ........................................................................  17
(j) Opinion of Counsel for the Selling Stockholders ..................................................  17
(k) Selling Stockholders' Certificate ................................................................  17
(l) Selling Stockholders' Documents ..................................................................  17
(m) Lock-Up Agreement from Certain Securityholders of the Company Other Than
Selling Stockholders .................................................................................  17
(n) Lock-up Agreement from the Selling Stockholders ..................................................  17
(o) Additional Documents .............................................................................  18
Section 6. Reimbursement of Underwriters' Expenses ...................................................  18
Section 7. This Section Intentionally Left Blank .....................................................  18
Section 8. Indemnification. ..........................................................................  18
(a) Indemnification of the Underwriters ..............................................................  18
(b) Indemnification of the Company, its Directors and Officers and Selling Stockholders ..............  21
(c) Actions Against Parties: Notification ............................................................  21
(d) Settlement without Consent if Failure to Reimburse ...............................................  22
(e) Other Agreements with Respect to Indemnification .................................................  22
Section 9. Contribution ..............................................................................  22
Section 10. Default of One or More of the Several Underwriters .......................................  23
Section 11. Termination of this Agreement ............................................................  24
Section 12. Representations and Indemnities to Survive Delivery ......................................  24
Section 13. Notices ..................................................................................  24
Section 14. Successors ...............................................................................  26
Section 15. Partial Unenforceability .................................................................  26
Section 16. Governing Law Provisions .................................................................  26
Section 17. Failure of One or More of the Selling Stockholders to Sell and
        Deliver Common Shares ........................................................................  26
Section 18. General Provisions .......................................................................  27

                             Underwriting Agreement

                                                                   July __, 2002

BANC OF AMERICA SECURITIES LLC
MERRILL LYNCH, PIERCE, FENNER &
  SMITH INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
As Representatives of the several Underwriters
c/o BANC OF AMERICA SECURITIES LLC
600 Montgomery Street
San Francisco, California  94111


Ladies and Gentlemen:

          Introductory. The stockholders of Nu Skin Enterprises, Inc., a Delaware corporation (the "Company), named in Schedule B (collectively, the "Selling Stockholders") severally propose to sell to the underwriters named in Schedule A (the "Underwriters") an aggregate of 17,000,000 shares (the "Firm Common Shares") of the Class A Common Stock, par value $.001 per share (the "Common Stock"), of the Company. In addition, the Selling Stockholders have severally granted to the Underwriters an option to purchase up to an additional 2,550,000 shares (the "Optional Common Shares") of Common Stock, as provided in Section 2, each Selling Stockholder selling up to the amount set forth opposite such Selling Stockholder's name in Schedule B. The Firm Common Shares and, if and to the extent such option is exercised, the Optional Common Shares are collectively called the "Common Shares". Banc of America Securities LLC ("BAS"), Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Morgan Stanley & Co. Incorporated ("Morgan Stanley") have agreed to act as representatives of the several Underwriters (in such capacity, the "Representatives") in connection with the offering and sale of the Common Shares.

          The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-90716), which contains a form of prospectus to be used in connection with the public offering and sale of the Common Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including all documents incorporated or deemed to be incorporated by reference therein or any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Securities Act or the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), is called the "Registration Statement". Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement", and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriters to confirm sales of the Common Shares, is called the "Prospectus"; provided, however, if the Company has, with the consent of BAS and Merrill Lynch (the

    "Joint Book-Runners"), elected to rely upon Rule 434 under the Securities Act, the term "Prospectus" shall mean the Company's prospectus subject to completion (each, a "preliminary prospectus") dated July 8, 2002 (such preliminary prospectus is called the "Rule 434 preliminary prospectus"), together with the applicable term sheet (the "Term Sheet") prepared and filed by the Company with the Commission under Rules 434 and 424(b) under the Securities Act and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus or the Term Sheet, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

          All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

                      The Company and each of the Selling Stockholders hereby confirm their respective agreements with the Underwriters as follows:

              Section 1.  Representations and Warranties.

     A. Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof, to each Underwriter as follows:

     (a) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission.

          The Company meets the requirements for use of Form S-3 under the Securities Act and at the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective, at the First Closing Date (and, if any Option Common Shares are purchased, at the Second Closing Date) and during the Prospectus Delivery Period, as defined in Section 3(A)(a) below, complied and will comply at these times in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, at the First Closing Date (and, if any Option Common Shares are purchased, at the Second Closing Date) and during the Prospectus Delivery Period, as defined in Section 3(A)(a) below, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 under the Securities Act is used, the Company will comply with the requirements of Rule 434 under the Securities Act and the Prospectus shall not be "materially different", as such term is used in Rule 434 under the Securities Act, from the prospectus included in the Registration Statement at the time it became effective. The representations and warranties set forth in this subsection do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein.

          Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Common Shares.

       (b) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the First Closing Date and the Second Closing Date, as the case may be, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

       (c) Independent Accountants. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement are independent public accountants as required by the Securities Act.

       (d) Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its subsidiaries (the "Subsidiaries") at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

       (e) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Change"), (ii) there have been no transactions entered into by the Company or any of the Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

       (f) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Change.

       (g) Good Standing of Subsidiaries. Each of the Subsidiaries has been duly organized and is validly existing as a corporation in good standing (or has such comparable corporate status as may be applicable in its jurisdiction of incorporation) under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Change; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and owned by the Company directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

       (h) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization".

       (i) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

       (j) Authorization and Description of Securities. The shares of issued and outstanding capital stock of the Company, including the Common Shares, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock, including the Common Shares, was issued in violation of the preemptive or other similar rights of any securityholder of the Company; the Common Shares conform to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Common Shares will be subject to personal liability by reason of being such a holder.

       (k) Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws or comparable governing documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Change; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and in the Registration Statement and compliance by the Company with its obligations under this Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse
    Change), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or comparable governing documents of any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

       (l) Absence of Labor Dispute. No labor dispute with the employees or distributors of the Company or any of its affiliates exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Change.

       (m) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected by the Company to result in a Material Adverse Change, or which would reasonably be expected by the Company to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, is not reasonably expected to result in a Material Adverse Change.

       (n) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

       (o) Possession of Intellectual Property. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Change.

       (p) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the sale of the Securities under this Agreement or the consummation of the transactions contemplated in the Prospectus and this Agreement, except such as have been already obtained or as may be required under the Securities Act, the rules and regulations of the NASD and foreign or state securities or blue sky laws obtained or as may be required.

       (q) Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such Governmental Licenses would not, singly or in the aggregate, have a Material Adverse Change; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Change; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Change; neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

       (r) Title to Property. The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Prospectus or (ii) do not, singly or in the aggregate, materially affect the value of such property and do not in any way that could result in a Material Adverse Change interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

       (s) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Change, (i) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (ii) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

       (t) Registration Rights. There are no persons with registration rights or other similar rights that have not been waived to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

       (u) Certain Transactions. There are no business relationships or related-party transactions of the nature described in Item 404 of Regulation S-K involving the Company and any other persons referred to in said Item 404 that are required to be disclosed in the Prospectus and that have not been so disclosed.

       (v) Company's Accounting System. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

       B. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder (or Back-Stopped Selling Stockholder (as defined in
    Section 8(a)) as the case may be) severally represents and warrants to each Underwriter as of the date hereof as of the First Closing Date and, if the Selling Stockholder is selling Optional Common Shares, on the Second Closing Date, and agrees with each Underwriter as follows:

       (a) Accurate Disclosure. To the best knowledge of each Back-Stopped Selling Stockholder, the representations and warranties of the Company contained in Section 1(a) hereof are true and correct; such Back-Stopped Selling Stockholder has reviewed and is familiar with the Registration Statement and the Prospectus and neither the Prospectus nor any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Selling Stockholder is not prompted to sell the Common Shares to be sold by such Selling Stockholder hereunder by any information concerning the Company or any Subsidiary of the Company which is not set forth in the Prospectus.

          (b) Authorization of Agreements. Each Selling Stockholder has the full right, power and authority to enter into this Agreement and the Power of Attorney and Custody Agreement referred to in Section 1(B)(d) below and to sell, transfer and deliver the Common Shares to be sold by such Selling Stockholder hereunder. The execution and delivery of this Agreement, the Power of Attorney and Custody Agreement and the sale and delivery of the Common Shares to be sold by such Selling Stockholder and the consummation of the transactions contemplated herein and therein and compliance by such Selling Stockholder with its obligations hereunder and thereunder, have been duly authorized by such Selling Stockholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Common Shares to be sold by such Selling Stockholder or any property or assets of such Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound, or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Stockholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties.

          (c) Valid Title. Such Selling Stockholder has and will on the First Closing Date and, if any Optional Common Shares are purchased, on the Second Closing Date, as the case may be, have valid title to, or a valid "security entitlement" within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Common Shares to be sold by such Selling Stockholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon delivery of such Common Shares and payment of the purchase price therefor as herein and therein contemplated, assuming each such Underwriter has no notice of any adverse claim, each of the Underwriters will receive valid title to the Common Shares purchased by it from such Selling Stockholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

          (d) Due Execution of Power of Attorney and Custody Agreement. Such Selling Stockholder has duly executed and delivered, in the form heretofore furnished to the Representatives, the Power of Attorney (the "Power-of-Attorney") with the Company as attorney-in-fact (the "Attorney-in-Fact") and the Custody Agreement (the "Custody Agreement") with American Stock Transfer and Trust Company, as custodian (the "Custodian"); the Custodian is authorized to deliver the Common Shares to be sold by such Selling Stockholder hereunder and to accept payment therefor; and each Attorney-in-Fact is authorized to execute and deliver this Agreement on behalf of such Selling Stockholder, to sell, assign and transfer to the Underwriters the Common Shares to be sold by such Selling Stockholder hereunder and thereunder, to determine the purchase price to be paid by the Underwriters to such Selling Stockholder, as provided in
     Section 2(a) hereof, to authorize the delivery of the Common Shares to be sold by such Selling Stockholder hereunder and thereunder, to accept payment therefor, and otherwise to act on behalf of such Selling Stockholder in connection with this Agreement.

          (e) Absence of Manipulation. Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares.

          (f) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by each Selling Stockholder of its obligations under this Agreement or under the Power of Attorney or the Custody Agreement, or in connection with the sale and delivery of the Common Shares or the consummation of the transactions contemplated by this Agreement except such as may have previously been made or obtained or as may be required under the Securities Act or state securities laws.

          (g) Certificates Suitable for Transfer. Certificates for all of the Common Shares to be sold by such Selling Stockholder pursuant to this Agreement in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Common Shares to the Underwriters pursuant to this Agreement.

          (h) No Association with NASD. Neither such Selling Stockholder nor any of his or her affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, sub-section (dd) of the By-Laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc.

           C. Officer's Certificate

               Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Stockholders as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

           Section 2. Purchase, Sale and Delivery of the Common Shares.

          (a) The Firm Common Shares. The Selling Stockholders agree to sell to the several Underwriters the Firm Common Shares upon the terms set forth herein, each Selling Stockholder selling the number of Firm Common Shares set forth opposite such Selling Stockholder's name on Schedule B. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Selling Stockholders the respective number of Firm Common Shares set forth opposite their names on Schedule A. The purchase price per Firm Common Share to be paid by the several Underwriters to the Selling Stockholders shall be $[___] per share.

          (b) The First Closing Date. Delivery of certificates for the Firm Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Davis

     Polk & Wardwell, 450 Lexington Avenue, New York, New York (or such other place as may be agreed to by the Company and the Representatives) at 10:00 a.m. New York time, on _______ __, 2002, or such other time and date not later than 10:00 a.m. New York time, on ______ __, 2002 as the Representatives shall designate by notice to the Company (the time and date of such closing are called the "First Closing Date"). The Company and the Selling Stockholders hereby acknowledge that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company, the Selling Stockholders or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of
     Section 10.

          (c) The Optional Common Shares; the Second Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Selling Stockholders specified in Schedule B as selling Optional Common Shares hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 2,550,000 Optional Common Shares, as set forth in Schedule B, from such Selling Stockholders at the purchase price per share to be paid by the Underwriters for the Firm Common Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Representatives to the Selling Stockholders (with a copy to the Company), which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Common Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term "First Closing Date" shall refer to the time and date of delivery of certificates for the Firm Common Shares and the Optional Common Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Common Shares are to be purchased, (a) each Underwriter agrees, severally and not jointly, to purchase the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Common Shares to be purchased as the number of Firm Common Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Common Shares and (b) each Selling Stockholder agrees, severally and not jointly, to sell the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Common Shares to be sold as the number of Optional Common Shares set forth in Schedule B opposite the name of such Selling Stockholder. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Selling Stockholders (with a copy to the Company).

          (d) Public Offering of the Common Shares. The Representatives hereby advise the Company and the Selling Stockholders that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Common Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.

          (e) Payment for the Common Shares. Payment for the Common Shares to be sold by the Selling Stockholders shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Custodian.

          It is understood that the Representatives have been authorized, for their own accounts and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Common Shares and any Optional Common Shares the Underwriters have agreed to purchase. Each of the Joint Book-Runners, individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

          Each Selling Stockholder hereby agrees that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Common Shares to be sold by such Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of such Selling Stockholder's obligations hereunder and
     (ii) the Custodian is authorized to deduct for such payment any such amounts from the proceeds to such Selling Stockholder hereunder and to hold such amounts for the account of such Selling Stockholder with the Custodian under the Custody Agreement.

          (f) Delivery of the Common Shares. The Selling Stockholders shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Firm Common Shares at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Selling Stockholders shall also deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters, certificates for the Optional Common Shares the Underwriters have agreed to purchase from them at the First Closing Date or the Second Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Common Shares shall be in definitive form and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in New York City as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

          (g) Delivery of Prospectus to the Underwriters. Not later than 12:00 p.m. on the second business day following the date the Common Shares are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall request.

          Section 3. Additional Covenants.

          A. Covenants of the Company. The Company further covenants and agrees with each Underwriter as follows:

         (a) Representatives' Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representatives reasonably object.

         (b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus,
     (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 434, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

         (c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 3(A)(a) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

         (d) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as the Representatives may reasonably request.

         (e) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial Securities laws or other foreign laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

         (f) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

         (g) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering the twelve-month period ending [___] that satisfies the provisions of Section 11(a) of the Securities Act.

         (h) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act.

         (i) Company to Provide Interim Financial Statements. Prior to the Closing Date, the Company will furnish the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

         (j) Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

         (k) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending at the close of trading on the 90/th/ day following the date of the Prospectus the Company will not, without the prior written consent of the Joint Book-Runners (which consent may be withheld in their sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the Company, or publicly announce an intention to do any of the foregoing.

         (l) Future Reports to the Representatives. During the period of two years hereafter the Company will furnish to BAS at 231 South LaSalle Street, 9/th/ Floor, Chicago, IL 60697

     Attention: Carter Smith and Grant Rice and to Merrill Lynch and Morgan Stanley at the addresses given for them in Section 13 hereof (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

         B. Covenants of the Selling Stockholders. Each Selling Stockholder further covenants and agrees with each Underwriter:

         (a) Delivery of Forms W-8 and W-9. To deliver to the Representative prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States Person).

             C. The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company or any Selling Stockholder of any one or more of the foregoing covenants or extend the time for their performance.

         Section 4. Payment of Expenses. The Selling Stockholders agree to pay in such proportions as they may agree upon among themselves, and the Company agrees to guarantee such payment and to pay any expenses not paid by the Selling Shareholders, all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' reasonable fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD's review and approval of the Underwriters' participation in the offering and distribution of the Common Shares, and (viii) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement. Except as provided in this
     Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

            The Selling Stockholders further agree with each Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of their obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to
     (i) fees and expenses of counsel and other advisors for such Selling Stockholders, (ii) fees and expenses of the Custodian and (iii) expenses and taxes incident to the sale and delivery of the Common Shares to be sold by such Selling Stockholders to the Underwriters hereunder (which taxes, if any, may be deducted by the Custodian under the provisions of Section 2 of this Agreement).

            This Section 4 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Stockholders, on the other hand.

         Section 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Common Shares as provided herein on the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders set forth in Sections 1(A) and 1(B) hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Common Shares, as of the Second Closing Date as though then made, to the timely performance by the Company and the Selling Stockholders of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

         (a) Accountants' Comfort Letter. On the date hereof, the Representatives shall have received from PricewaterhouseCoopers LLP, independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus (and the Representatives shall have received an additional three conformed copies of such accountants' letter).

         (b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date:

             (i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; or, if the Company elected to rely upon Rule 434 under the Securities Act and obtained the Representative's consent thereto, the Company shall have filed a Term Sheet with the Commission in the manner and within the time period required by such Rule 424(b);

             (ii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

         (iii) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

     (c) No Material Adverse Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date in the judgment of the Representatives there shall not have occurred any Material Adverse Change.

     (d) Opinion of Counsel for the Company. On each of the First Closing Date and the Second Closing Date the Representatives shall have received the favorable opinion of Simpson Thacher & Bartlett, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A (and the Representatives shall have received an additional three conformed copies of such counsel's legal opinion).

     (e) Opinion of General Counsel of the Company. On each of the First Closing Date and the Second Closing Date the Representatives shall have received the favorable opinion of D. Matthew Dorny, Assistant General Counsel of the Company, dated as of such Closing Date, the form of which is attached as Exhibit B (and the Representatives shall have received an additional three conformed copies of such counsel's legal opinion for each of the several Underwriters).

     (f) Opinion of Counsel for the Underwriters. On each of the First Closing Date and the Second Closing Date the Representatives shall have received the favorable opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated as of such Closing Date, with respect to the matters set forth in paragraphs 4, 5 and 10 (with respect to the caption "Underwriting"), and the next-to-last paragraph of Exhibit A (and the Representatives shall have received an additional three conformed copies of such counsel's legal opinion).

     (g) Opinion of Japanese Counsel for the Company. On each of the First Closing Date and the Second Closing Date the Representatives shall have received the favorable opinion of Tokyo Aoyama Aoki Law Office - Baker & McKenzie, Japanese counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit D (and the Representatives shall have received an additional three conformed copies of such counsel's legal opinion).

     (h) Officers' Certificate. On each of the First Closing Date and the Second Closing Date the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect set forth in subsection
(b)(ii) of this Section 5, and further to the effect that:

         (i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

         (ii)   the representations and warranties of the Company set forth in
     Section 1(A) of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

         (iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

     (i) Bring-down Comfort Letter. On each of the First Closing Date and the Second Closing Date the Representatives shall have received from PricewaterhouseCoopers LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or Second Closing Date, as the case may be (and the Representatives shall have received an additional three conformed copies of such accountants' letter).

     (j) Opinion of Counsel for the Selling Stockholders. On each of the First Closing Date and the Second Closing Date the Representatives shall have received the favorable opinion of Callister Nebeker & McCullough, counsel for the Selling Stockholders, dated as of such Closing Date, the form of which is attached as Exhibit C (and the Representatives shall have received an additional three conformed copies of such counsel's legal opinion).

     (k) Selling Stockholders' Certificate. On each of the First Closing Date and the Second Closing Date the Representatives shall receive a written certificate executed by the Attorney-in-Fact of each Selling Stockholder, dated as of such Closing Date, to the effect that:

         (i) the representations and warranties of such Selling Stockholder set forth in Section 1(B) of this Agreement are true and correct with the same force and effect as though expressly made by such Selling Stockholder on and as of such Closing Date; and

         (ii) such Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

     (l) Selling Stockholders' Documents. On the date hereof, the Company and the Selling Stockholders shall have furnished for review by the Representatives copies of the Powers of Attorney and the Custody Agreement executed by each of the Selling Stockholders and such further information, certificates and documents as the Representatives may reasonably request.

     (m) Lock-Up Agreement from Certain Securityholders of the Company Other Than Selling Stockholders. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit E hereto from each officer of the Company required to file reports pursuant to
Section 16 of the Exchange Act and each director of the Company, and each such agreement shall be in full force and effect on each of the First Closing Date and the Second Closing Date.

     (n) Lock-up Agreement from the Selling Stockholders. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit F hereto from each of the Selling Stockholders, other than the Corporation of the President of the Church of Jesus Christ of Latter Day Saints, and each such agreement shall be in full force and effect on each of the First Closing Date and the Second Closing Date.

     (o) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Common Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

     If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company and the Selling Stockholders at any time on or prior to the First Closing Date and, with respect to the Optional Common Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

     Section 6. Reimbursement of Underwriters' Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5, Section 11 (iv) or (v) or Section 17, or if the sale to the Underwriters of the Common Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

     The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholders with respect to the sharing or allocation of such expenses.

     Section 7. This Section Intentionally Left Blank. [This Section Intentionally Left Blank.]

     Section 8. Indemnification.

     (a) Indemnification of the Underwriters. Each of the Company and each of the Selling Stockholders, jointly (except as provided in clause (2) below) and severally, agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act:

                      (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                         (2) against any and all loss, liability, claim, damage
                and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of (A) the Company, to the extent indemnification pursuant to this Section 8(a)(2) is sought from the Company, and (B) each Selling Stockholder, to the extent indemnification pursuant to this Section 8(a)(2) is sought from such Selling Stockholder; and

                         (3) against any and all expense whatsoever, as incurred
                (including the fees and disbursements of counsel chosen by the Joint Book-Runners), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clauses (1) or (2) above;

     provided, however, that (x) this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); (y) the aggregate liability of each Selling Stockholder under this Section 8 shall be limited to an amount equal to the net proceeds (after deducting the aggregate Underwriters' discount, but before deducting expenses) received by such Selling Stockholder from the sale of his or her Common Stock pursuant to this Agreement and (z) each Selling Stockholder other than the Back-Stopped Selling Stockholders, as defined below, (such other Selling Stockholders being referred to herein as the "Limited Selling Stockholders") will be liable in any case only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon statements in or omissions from the Registration Statement (or any amendment thereto) based upon information furnished to the Company by such Limited Selling Stockholder expressly for use therein; and provided, further, that the Company and the Selling Stockholders shall not be liable to any Underwriter under this subsection (a) with respect to any preliminary prospectus to the extent that any loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold Common Stock to a person to whom there was not given or sent, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented in any case where such delivery is required by the Securities Act if the Company has previously furnished copies thereof to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the preliminary prospectus which was corrected in the Prospectus (as amended or supplemented).

          In making a claim for indemnification under this Section 8 (other than pursuant to clause (a)(3) of this Section 8) or contribution under Section 9 hereof by the Company or the Selling Stockholders, the indemnified parties may proceed against either (1)
the Company and the Selling Stockholders jointly, (2) the Selling Stockholders only or (3) the Company only, but may not proceed solely against Blake M. Roney, Steven J. Lund, Sandra N. Tillotson and Brooke B. Roney (the "Back-Stopped Selling Stockholders"), except as set forth below. In the event that the indemnified parties are entitled to seek indemnity or contribution hereunder against any loss, liability, claim, damage and expense to which this paragraph applies then, as a precondition to any indemnified party obtaining indemnification or contribution from any Back-Stopped Selling Stockholder, the indemnified parties shall first obtain a final judgment from a trial court that such indemnified parties are entitled to indemnity or contribution under this Agreement from the Company and the Selling Stockholders with respect to such loss, liability, claim, damage or expense (the "Final Judgment") and shall seek to satisfy such Final Judgment in full from the Company by making a written demand upon the Company for such satisfaction. Only in the event such Final Judgment shall remain unsatisfied in whole or in part 45 days following the date of receipt by the Company of such demand shall any indemnified party have the right to take action to satisfy such Final Judgment by making demand directly on the Back-Stopped Selling Stockholders (but only if and to the extent the Company has not already satisfied such Final Judgment, whether by settlement, release or otherwise). The indemnified parties may exercise this right to first seek to obtain payment from the Company and thereafter obtain payment from the Back-Stopped Selling Stockholders without regard to the pursuit by any party of its rights to the appeal of such Final Judgment. The indemnified parties shall, however, be relieved of their obligation to first obtain a Final Judgment against the Company, to seek to obtain payment from the Company with respect to such Final Judgment or, having sought such payment, to wait such 45 days after failure by the Company to immediately satisfy any such Final Judgment if (A) the Company files a petition for relief under the United States Bankruptcy Code (the "Bankruptcy Code") or the Japanese equivalent thereof, (B) an order for relief is entered against the Company in an involuntary case under the Bankruptcy Code or its Japanese equivalent, (C) the Company makes an assignment for the benefit of their respective creditors, (D) any court orders or approves the appointment of a receiver or custodian for the Company or a substantial portion of its assets, or (E) the loss, liability, claim, damage or expense arises out of or is based upon statements in or omissions from the Registration Statement (or any amendment thereto) based upon information furnished to the Company by a Back-Stopped Selling Stockholder for use therein. The foregoing provisions of this paragraph are not intended to require any indemnified party to obtain a Final Judgment against the Company or the Selling Stockholders before obtaining reimbursement of expenses pursuant to clause (a)(3) of this Section 8. However, the indemnified parties shall first seek to obtain such reimbursement in full from the Company by making written demand upon the Company for such reimbursement. Only in the event such expenses shall remain unreimbursed in whole or in part 45 days following the date of receipt by the Company of such demand shall any indemnified party have the right to receive reimbursement of such expenses from the Back-Stopped Selling Stockholders by making written demand directly on the Back-Stopped Selling Stockholders (but only if and to the extent the Company has not already satisfied the demand for reimbursement, whether by settlement, release or otherwise). The indemnified parties shall, however, be relieved of their obligation to first seek to obtain such reimbursement in full from the Company or, having made written demand therefor, to wait such 45 days after failure by the Company to immediately reimburse such expenses if (I) the Company files a petition for relief under the Bankruptcy Code or its Japanese equivalent, (II) an order for relief is entered against the Company in an involuntary case under the Bankruptcy Code or its Japanese equivalent, (III) the Company makes an assignment for the benefit of its creditors, (IV) any court orders or approves the appointment of a receiver or custodian for the Company or a substantial portion of its assets, or (V) the loss, liability, claim, damage or expense arises out of or is based upon statements in or omissions from the Registration Statement (or any amendment thereto) based upon information furnished to the Company by a Back-Stopped Selling Stockholder for use therein. Notwithstanding anything to the contrary contained herein, the provisions of this paragraph shall not apply to any claim for indemnity pursuant to clause (a)(2) of this Section 8 if the indemnified parties are entitled to seek indemnity under such clause (a)(2) from any Selling Stockholder with respect to a settlement that has not been effected with the written consent of the Company.

     (b) Indemnification of the Company, its Directors and Officers and Selling Stockholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Stockholder against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Actions Against Parties: Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(a) above, counsel for the indemnified parties shall be selected by the Joint Book-Runners, and, in the case of parties indemnified pursuant to Section 8(b) above, counsel for the indemnified parties shall be selected by the Company; provided, however, that in each such case, such counsel shall be reasonably satisfactory to the indemnifying party. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel for the indemnifying party shall not (except with the consent of the indemnified party) also be counsel for the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 8(a)(2) or Section 8(a)(3) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     (e) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement between the Company and the Selling Stockholders with respect to indemnification.

     Section 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Common Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Common Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Shares pursuant to this Agreement (before deducting expenses) received by the Selling Stockholders, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus (or, if Rule 434 under the Securities Act is used, the corresponding location on the Term Sheet) bear to the aggregate initial public offering price of the Common Shares as set forth on such cover. The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

     The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

     Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company or any Selling Stockholder who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company or such Selling Stockholder, as the case may be.

     The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholders with respect to contribution.

     Section 10. Default of One or More of the Several Underwriters. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Common Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Common Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Common Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Common Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Common Shares and the aggregate number of Common Shares with respect to which such default occurs exceeds 10% of the aggregate number of Common Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Common Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8 and
Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

         As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this
     Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         Section 11. Termination of this Agreement. Prior to the First Closing Date this Agreement may be terminated by the Representatives by notice given to the Company and the Selling Stockholders if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the New York Stock Exchange, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this
     Section 11 shall be without liability on the part of (a) the Company or the Selling Stockholders to any Underwriter, except that the Company and the Selling Stockholders shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Sections 4 and 6 hereof,
     (b) any Underwriter to the Company or the Selling Stockholders, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

         Section 12. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, or the Selling Stockholders, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

         Section 13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

     If to the Representatives:

     1.       Banc of America Securities LLC
              600 Montgomery Street
              San Francisco, CA 94111
              Facsimile:  415-913-5558
              Attention:  Jeffrey B. Child/William L. McLeod, Jr.

     with a copy to:

     1.       Banc of America Securities LLC
              9 West 57/th/ Street
              New York, NY 10019
              Facsimile:  (212) 583-8567
              Attention:  Legal Department

     2.       Merrill Lynch, Pierce, Fenner & Smith Incorporated
              3075B Hansen Way
              Palo Alto, CA 94304
              Facsimile:  650-849-2337
              Attention:  Joel Revill

     3.       Morgan Stanley & Co. Incorporated
              Equity Syndicate
              1585 Broadway
              6/th/ Floor
              New York, NY 10036
              Facsimile:  212-761-0538
              Attention:  Michael Janson, Managing Director

     4.       Davis Polk & Wardwell
              450 Lexington Avenue
              New York, NY 10017
              Facsimile:  (212) 450-3800
              Attention:  Winthrop B. Conrad, Jr.

     If to the Company:

              Nu Skin Enterprises, Inc.
              75 West Center Street
              Provo, UT 84601
              Facsimile:  (801) 345-5060
              Attention:  Truman Hunt

     with a copy to:

              Simpson Thacher & Bartlett
              3330 Hillview Ave.
              Palo Alto, CA 94304

              Facsimile:  (650) 251-5002
              Attention:  Kevin Kennedy

     If to the Selling Stockholders:

              American Stock Transfer and Trust Company
              6201 15/th/ Avenue
              Brooklyn, NY 11219
              Facsimile:  (718) 259-1144
              Attention:  Craig Leibell

     with a copy to:

              Collister Nebeker & McCullough
              Gateway Tower East Suite 900
              10 East South Temple
              Salt Lake City, UT  84133
              Facsimile:  (801) 364-9127
              Attention:  Craig McCullough

     Any party hereto may change the address for receipt of communications by giving written notice to the others.

         Section 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and
     Section 9, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.

         Section 15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

         Section 16. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

         Section 17. Failure of One or More of the Selling Stockholders to Sell and Deliver Common Shares. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Common Shares to be sold and delivered by such Selling Stockholders at the First Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representative to the Company and the Selling Stockholders, either (i) terminate this Agreement without any liability on the part of any

     Underwriter or, except as provided in Sections 4, 6, 8 and 9 hereof, the Company or the Selling Stockholders, or (ii) purchase the shares which the Company and other Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Common Shares to be sold and delivered by such Selling Stockholders pursuant to this Agreement at the First Closing Date or the Second Closing Date, then the Underwriters shall have the right, by written notice from the Representative to the Company and the Selling Stockholders, to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

         Section 18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

         Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

         The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, any person controlling any Underwriter, the Company, the officers or employees of the Company, or any person controlling the Company, any Selling Stockholder or any person controlling such Selling Stockholder, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

         Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Stockholders, the Underwriters, the Underwriters' officers and employees, any controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Custodian the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                                     Very truly yours,

                                                     NU SKIN ENTERPRISES, INC.

                                                     By:________________________
                                                        Name:
                                                        Title:

                                                     SELLING STOCKHOLDERS

                                                     By:________________________
                                                        Name:
                                                        Attorney-in-fact


     The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

BANC OF AMERICA SECURITIES LLC
MERRILL LYNCH, PIERCE, FENNER &
  SMITH INCORPORATED
MORGAN STANLEY & CO. INCORPORATED

Acting as Representatives of the
several Underwriters named in
the attached Schedule A.

By: BANC OF AMERICA SECURITIES LLC

By: _________________________
    Name:
    Title:

By: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


By: _________________________
    Name:
    Title:

                                   SCHEDULE A

                                                              Number of
                                                              Firm Common
                                                              Shares
Underwriters                                                  to be Purchased

Banc of America Securities LLC ........................       [___]
Merrill Lynch, Pierce, Fenner &
   Smith Incorporated .................................       [___]
Morgan Stanley & Co. Incorporated .....................       [___]
[Junior Co-Managers] ..................................       [___]

         Total ........................................       17,000,000

                                   SCHEDULE B

                                                               Number of             Maximum Number of
                                                               Firm Common           Optional Common
Selling Stockholder                                            Shares to be Sold     Shares to be Sold
BMR NS-Holdings, LLC ........................................      2,848,699                518,265
The B and D Roney Trust .....................................         44,000                      -
The S and K Lund Trust ......................................         50,000                      -
75 West Center Street
Provo, UT 84601

Nedra Roney .................................................      2,660,576                469,486
3507 North University Avenue
Provo, UT 84604

Sandra N. Tillotson .........................................      2,328,006                415,967
The Sandra N. Tillotson Foundation ..........................         15,000                      -
The Sandra N. Tillotson Fixed Charitable Trust ..............        250,000                      -
75 West Center Street
Provo, UT 84601

Craig S. Tillotson ..........................................      1,768,543                311,637
The Craig S. Tillotson Foundation ...........................         61,600                      -
The Craig S. Tillotson Fixed Charitable Trust ...............        112,500                      -
75 West Center Street
Provo, UT 84601

RCB NS-Holdings, LLC ........................................      1,713,581                311,637
The Bryson Foundation .......................................         52,500                      -
The Bryson Fixed Charitable Trust ...........................         73,800                      -
75 West Center Street
Provo, UT 84601

SJL NS-Holdings, LLC ........................................        633,862                261,504
The Steven and Kallen Lund Fixed Charitable Trust ...........         51,280                      -

                                                                 Number of      Maximum
Selling Stockholder                                              Firm           Number of
                                                                 Common         Optional
                                                                 Shares         Common Shares
                                                                 to be Sold     to be Sold
C & K Trust ................................................      102,762                -
75 West Center Street
Provo, UT 84601

BBR NS-Holdings, LLC .......................................    1,409,131          261,504
75 West Center Street
Provo, UT 84601

Kirk Roney .................................................      528,697                -
Melanie Roney ..............................................      413,684                -
P.O. Box 322
Teton Village, WY

Rick A. Roney ..............................................      495,180                -
All R's Trust--Rick Roney ..................................        6,459                -
K and M Roney Trust ........................................       88,082                -
1103 S. Lynnwood Drive
Orem, UT 84097

K & M Rhino, LLC ...........................................      250,000                -
S & K Rhino, LLC ...........................................       50,000                -
10 East South Temple
Suite 900
Salt Lake City, UT 84133

Corporation of the President of the Church of
Jesus Christ of Latter Day Saints ..........................      992,058                -
Donation-In-Kind Room 1514
50 East North Temple Street
Salt Lake City, UT 84150

         Total: ............................................   17,000,000        2,550,000
                                                             ============      ===========

                                                                       EXHIBIT A

               Opinion of counsel for the Company to be delivered pursuant to
Section 5(d) of the Underwriting Agreement.

     1. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware and has full corporate power and authority to conduct its business as described in the Registration Statement and Prospectus.

     2. All outstanding shares of the Company's Class A common stock, including the Shares, have been duly authorized, and validly issued, and are fully paid and nonassessable; and the Class A common stock, including the Shares, conforms in all material respects to the description of such Class A common stock contained in the Prospectus.

     3. The statements made in the Prospectus under the caption "Description of Capital Stock," insofar as they purport to constitute summaries of the terms of the Company's Class A common stock (including the Shares), constitute accurate summaries of the terms of such Class A common stock in all material respects.

     4. The statements made in the Prospectus under the caption "Certain United States Tax Consequences to Non-U.S. Holders," insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

     5. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

     6. The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of the Underwriting Agreement will not breach or result in a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed or incorporated by reference as an exhibit to the Registration Statement, nor will such action violate the Certificate of Incorporation or By-laws of the Company or, to our knowledge, any federal statute or the Delaware General Corporation Law or any rule or regulation that has been issued pursuant to any federal statute or the Delaware General Corporation Law or any order known to us issued pursuant to any federal statute or the Delaware General Corporation Law by any court or governmental agency or body or court having jurisdiction over the Company or any of its subsidiaries or any of their properties.

     7. No consent, approval, authorization, order, registration or qualification of or with any federal governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or, to our knowledge, any federal court or any Delaware court acting pursuant to the Delaware General Corporation Law is required for the issue and sale of the Shares and the compliance by the Company with all of the provisions of the Underwriting Agreement, except for the registration under the Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws and from the NASD in connection with the purchase and distribution of the Shares by the Underwriters.

     8. The Registration Statement has become effective under the Act and the Prospectus was filed on ________, 2002 pursuant to Rule 424(b)___ of the rules and regulations of the Commission under the Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission.

     9. There are no preemptive rights or rights of first refusal under federal law or the Delaware General Corporation Law or pursuant to the Company's charter or by-laws to subscribe for or purchase shares of the Company's Class A common stock.

     10. The statements made in the Prospectus under the caption "Description of Capital Stock" and in the Registration Statement under Item 15, insofar as they purport to constitute summaries of the terms of federal statutes, the Delaware General Corporation Law, rules and regulations thereunder, legal proceedings or the Company's charter and by-laws, constitute accurate summaries of the matters summarized in all material respects.

     11. To our knowledge, there are no pending or threatened legal or governmental proceedings required to be described in the Prospectus which are not described as required.

     12. The Company is not an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

     Such counsel shall also state that based upon their examination of the Registration Statement and the Prospectus, their investigations made in connection with the preparation of the Registration Statement and the Prospectus and their participation in conferences with certain officers and employees of the Company, with representatives of PricewaterhouseCoopers LLP and with counsel to the underwriters, (i) such counsel is of the opinion that the Registration Statement, as of its effective date, and the Prospectus, as of [ ], 2002, complied as to form in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder, except that such counsel express no opinion with respect to the financials statements or other financial data contained in the Registration Statement or the Prospectus, and (ii) such counsel has no reason to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus as of its date or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case counsel expresses no belief with respect to the financial statements or other financial data contained in the Registration Statement or the Prospectus.

     In rendering such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials which are furnished to the Representatives. In addition, such counsel may state their opinion is limited to matters governed by the laws of the State of New York, the corporate law of the State of Delaware and the federal law of the United States.

                                                                       EXHIBIT B

            Opinion of the Assistant General Counsel of the Company to be delivered pursuant to Section 5(e) of the Underwriting Agreement.

     1. The Company is duly qualified as a foreign corporation to do business and is in good standing in each state in the United States where it owns or leases real property or maintains an office or other facility.

     2. Each U.S. significant subsidiary has been duly incorporated in its respective state of incorporation and is validly existing and in good standing as a corporation under the laws of such state and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

     3. Each U.S. significant subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each state in the United States where it owns or leases real property or maintains an office or other facility.

     4. All of the issued and outstanding capital stock of each U.S. significant subsidiary has been duly authorized and validly issued, and is fully paid and non-assessable. To my knowledge, the Company has not pledged any of the outstanding capital stock of the U.S. significant subsidiaries.

     5.  The statements in the Prospectus under the caption "Business-
Legal Proceedings" have been reviewed by me and fairly present and summarize, in all material respects, the matters referred to therein.

     6. To my knowledge, there are no contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement or incorporated by reference therein which are not described and filed or incorporated by reference as required.

     7. To my knowledge, except for such rights as have been duly waived, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by the Underwriting Agreement other than the Selling Stockholders.

     8. To my knowledge, neither the Company nor any U.S. significant subsidiary of the Company has granted any pre-emptive rights, rights of first refusal or other similar right to purchase shares of Common Stock that would apply to or otherwise impact the sale of the shares pursuant to the Underwriting Agreement.

                                                                       EXHIBIT C

          The opinion of such counsel pursuant to Section 5(j) shall be rendered to the Representatives at the request of the Company and shall so state therein. References to the Prospectus in this Exhibit C include any 1supplements thereto at the Closing Date.

                (i) The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of, and is a valid and binding agreement of, such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

                (ii) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, the Underwriting Agreement and its Custody Agreement and its Power of Attorney will not contravene or conflict with, result in a breach of, or constitute a default under, the charter or by-laws, partnership agreement, trust agreement or other organizational documents, as the case may be, of such Selling Stockholder, or, to the best of such counsel's knowledge, violate or contravene any provision of applicable law or regulation, or violate, result in a breach of or constitute a default under the terms of any other agreement or instrument to which such Selling Stockholder is a party or by which it is bound, or any judgment, order or decree applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder.

                (iii) Such Selling Stockholder has good and valid title to all of the Common Shares which may be sold by such Selling Stockholder under the Underwriting Agreement and has the legal right and power, and all authorizations and approvals required under its charter and by-laws, partnership agreement, trust agreement or other organizational documents, as the case may be, to enter into the Underwriting Agreement and its Custody Agreement and its Power of Attorney, to sell, transfer and deliver all of the Common Shares which may sold by such Selling Stockholder under the Underwriting Agreement and to comply with its other obligations under the Underwriting Agreement, its Custody Agreement and its Power of Attorney.

                (iv) Each of the Custody Agreement and Power of Attorney of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

                (iv) Assuming that the Underwriters purchase the Common Shares which are sold by such Selling Stockholder pursuant to the Underwriting Agreement for value, in good faith and without notice of any adverse claim, the delivery of such Common Shares pursuant to the Underwriting Agreement will pass good and valid title to such Common Shares, free and clear of any security interest, mortgage, pledge, lieu encumbrance or other claim.

                         (vi) To the best of such counsel's knowledge, no
                    consent, approval, authorization or other order of, or registration or filing with, any court or governmental authority or agency, is required for the consummation by such Selling Stockholder of the transactions contemplated in the Underwriting Agreement, except as required under the Securities Act, applicable state securities or blue sky laws, and from the NASD.

    In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the laws of the State of Utah, the General Corporation Law of the State of Delaware or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the First Closing Date or the Second Closing Date, as the case may be, shall be satisfactory in form and substance to the Underwriters, shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them and shall be furnished to the Representatives) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters; provided, however, that such counsel shall further state that they believe that they and the Underwriters are justified in relying upon such opinion of other counsel, and (B) as to matters of fact, to the extent they deem proper, on certificates of the Selling Stockholders and public officials.

                                                                       EXHIBIT D

     The opinion of such counsel pursuant to Section 5(g) shall be rendered to the Representatives at the request of the Company and shall so state therein. References to the Prospectus in this Exhibit D include any supplements thereto at the Closing Date.

        1. The Subsidiary has been duly incorporated and is validly existing as a corporation under the laws of Japan, and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and

        2. All of the issued and outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued, and, to the best of our current, actual knowledge, are fully paid and non-assessable, owned directly or indirectly by the Company.

                                                                       EXHIBIT E

July __, 2002

Banc of America Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated

       As Representatives of the Several Underwriters
c/o Banc of America Securities LLC
600 Montgomery Street
San Francisco, California 94111

and

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, NY 10080

RE:  Nu Skin Enterprises, Inc. (the "Company")

Ladies & Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of Class A Common Stock of the Company ("Common Stock") or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock (the "Offering") for which you will act as the representatives of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned's household not to), without the prior written consent of Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (which consent may be withheld in their sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the Prospectus. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.


_________________________________
Printed Name of Holder


By: _____________________________
    Signature



_________________________________
Printed Name of Person Signing

(and indicate capacity of person
signing if signing as custodian,
trustee, or on behalf of an entity)

                                                                       EXHIBIT F

July __, 2002

Nu Skin Enterprises, Inc.
75 West Center Street
Provo, Utah 84601

Banc of America Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
         As Representatives of the Several Underwriters
c/o Banc of America Securities LLC
600 Montgomery Street
San Francisco, California 94111
and
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, NY 10080

RE:   Nu Skin Enterprises, Inc. (the "Company")

Ladies & Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of Class A Common Stock of the Company ("Common Stock") or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock (the "Offering") for which you will act as the representatives (the "Representatives") of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that the Company, the Representatives and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned's household not to), without the prior written consent of the Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (which consent may be withheld in their sole discretion) and without the approval of the majority of the independent directors (who are not related to or affiliated with the undersigned) of the Company's board of directors, directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the second anniversary of the date of the Prospectus. The foregoing sentence shall not apply, however, to: (a) the transfer by the undersigned, following the first anniversary of the date of the Prospectus, of the number of shares of Common Stock set forth opposite the undersigned's name in Schedule A hereto, as a charitable contribution to a charitable organization;
(b) distributions to the undersigned of shares of Common Stock by fixed charitable remainder trusts established by the undersigned and which require such distributions, provided that such shares of Common Stock are subject to the provisions of this letter; (c) transfers of shares of Common Stock between the undersigned and the undersigned's immediate family members or their related persons or estate planning entities, provided that the transferee agrees in writing that such shares of Common Stock are subject to the provisions of this letter; (d) sales of shares of Common Stock of which the undersigned is the beneficial owner but with respect to which the undersigned or the undersigned's immediate family members living in his or her household has no direct or indirect "pecuniary interest" (as defined in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934); and (e) transfers of shares of Common Stock by lenders exercising their rights pursuant to the Line of Credit Agreement dated January 23, 1998, as amended, between Nedra D. Roney and Bank One Utah upon an event of default thereunder or in connection with a refinancing thereof.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.


______________________________________
Printed Name of Holder


By: __________________________________
    Signature



______________________________________
Printed Name of Person Signing

(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

                                      F-2